Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-272037

abrdn Palladium ETF Trust

(the “Trust”)

Supplement dated July 1, 2026 to the Prospectus dated September 27, 2023, as supplemented

This Supplement dated July 1, 2026 amends and supplements the prospectus for the Trust dated September 27, 2023, as supplemented to date, including by the supplement dated May 19, 2026 (collectively, the “Prospectus”), and should be read in conjunction with, and must be delivered with, the Prospectus.

This Supplement corrects a disclosure error in the supplement dated May 19, 2026. In the table under the heading “Creation and redemption” in the section entitled “THE OFFERING,” the phrase “a Basket equals a block of 25,000 Shares” is hereby corrected to read “a Basket equals a block of 12,500 Shares.” This correction does not reflect any change to the Trust, the number of Shares comprising a Basket, or the Trust’s creation and redemption procedures.

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Except as expressly set forth herein, the Prospectus, as supplemented to date, including by the supplement dated May 19, 2026, remains unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus, as supplemented to date.

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